      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2000

                                                    REGISTRATION NO. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ONDISPLAY, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       68-0391052
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                             12667 ALCOSTA BOULEVARD
                           SAN RAMON, CALIFORNIA 94583
                    (Address of Principal Executive Offices)

               1990 OBERON SOFTWARE INCORPORATED STOCK OPTION PLAN
           AND 1998 OBERON SOFTWARE INCORPORATED STOCK INCENTIVE PLAN
                            (Full title of the plan)

                          THE CORPORATION TRUST COMPANY
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (800) 677-3394
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            MICHAEL J. KENNEDY, ESQ.
                                ROBERT JACK, ESQ.
                              SHELLY R. DOLEV, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                              PROPOSED        PROPOSED
    TITLE OF                                  MAXIMUM         MAXIMUM            AMOUNT
   SECURITIES                 AMOUNT          OFFERING       AGGREGATE             OF
     TO BE                    TO BE          PRICE PER        OFFERING        REGISTRATION
 REGISTERED(1)             REGISTERED(2)      SHARE(3)        PRICE(3)            FEE
--------------------------------------------------------------------------------------------
 Common Stock,
 $0.001 par value          405,427           $35.19          $14,266,976.13   $3,823.55
============================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Pursuant to the Agreement and Plan of Reorganization dated as of January 17, 2000 among OnDisplay, Inc. ("OnDisplay"), ObiOne Acquisition Corporation and Oberon Software Incorporated, OnDisplay assumed, effective as of March 31, 2000, all of the outstanding options to purchase common stock of Oberon Software Incorporated under the Oberon Software Incorporated 1990 Stock Option Plan and Oberon Software Incorporated 1998 Stock Incentive Plan, and such options became exercisable to purchase shares of OnDisplay's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Shares reserved for issuance upon the exercise of options granted pursuant to the Oberon Software Incorporated 1990 Stock Option Plan and Oberon Software Incorporated 1998 Stock Incentive Plan and assumed by OnDisplay.

(3) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the common stock on April 24, 2000, as reported on the Nasdaq National Market.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission:

        (a) OnDisplay, Inc.'s ("OnDisplay's") Form 10-K Annual Report for the fiscal year ended December 31, 1999, as amended (File No. 000-28955).

        All documents subsequently filed by OnDisplay pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters with respect to the shares will be passed upon by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of OnDisplay to indemnify any such person.

        OnDisplay's Certificate of Incorporation eliminates in certain circumstances the liability of directors of OnDisplay for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to OnDisplay or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

        OnDisplay's Certificate of Incorporation also provides generally for indemnification of all directors and officers of OnDisplay to the fullest extent permitted by the General Corporation Law of the State of Delaware. Such right to indemnification shall be deemed to be a contract right and includes generally the right to be paid by OnDisplay the expenses incurred in defending any proceeding covered by this provision in advance of its final disposition. Individuals who are entitled to indemnification may bring suit to seek recovery of amounts due under the foregoing provisions and to recover the expenses of such suit if successful.

        OnDisplay has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require OnDisplay, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        OnDisplay believes that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

        OnDisplay currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of OnDisplay against certain liabilities which may be incurred by them solely in such capacities.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Exhibit
        Number
        ------
         4.1       Oberon Software Incorporated 1990 Stock Option Plan and
                   Oberon Software Incorporated 1998 Stock Incentive Plan

         4.2       Form of Option Grant Agreement under Oberon Software
                   Incorporated 1990 Stock Option Plan and Oberon Software
                   Incorporated 1998 Stock Incentive Plan

         5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation

        23.1       Consent of Independent Auditors

        23.2       Consent of Counsel (Contained in Exhibit 5.1 above)

        24.1       Power of Attorney (see page II-4)

Item 9. Undertakings.

        (a) OnDisplay hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) OnDisplay hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of OnDisplay's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of OnDisplay pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of OnDisplay, Indemnification Agreements entered into between OnDisplay and its officers and directors, or otherwise, OnDisplay has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by OnDisplay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, OnDisplay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, OnDisplay certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, California, on this 1st day of May, 2000.

                                       ONDISPLAY, INC.


                                       By:  /s/   MARK PINE
                                           -------------------------------------
                                           Mark Pine, President and Chief
                                           Executive Officer

                                                 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark Pine and David Larson his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                                     Date
 /s/ MARK PINE                        Chief Executive Officer and Chairman
--------------------------------      of the Board of Directors(principal                    May 1, 2000
           Mark Pine                  executive officer)

 /s/ VENKAT MOHAN                     President, Chief Operating Officer and                 May 1, 2000
--------------------------------      Director
          Venkat Mohan

 /s/ DAVID LARSON                     Vice President of Finance and Chief Financial
--------------------------------      Officer (principal financial and accounting            May 1, 2000
          David Larson                officer)

                                      Director                                               May 1, 2000
--------------------------------
        Christopher Spray

 /s/ TIMOTHY BARROWS                  Director                                               May 1, 2000
--------------------------------
         Timothy Barrows

                                      Director                                               May 1, 2000
--------------------------------
          John Mandile

 /s/ Carmine Villani                  Director                                               May 1, 2000
--------------------------------
         Carmine Villani

 /s/ PROMOD HAQUE                     Director                                               May 1, 2000
--------------------------------
          Promod Haque

 /s/ MARGARET TAYLOR                  Director                                               May 1, 2000
--------------------------------
        Margaret Taylor

                                 EXHIBIT INDEX

        Exhibit
        Number                          Description
        ------                          -----------
         4.1       Oberon Software Incorporated 1990 Stock Option Plan and
                   Oberon Software Incorporated 1998 Stock Incentive Plan

         4.2       Forms of Option Grant Agreements under the Oberon Software
                   Incorporated 1990 Stock Option Plan and Oberon Software
                   Incorporated 1998 Stock Incentive Plan

         5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation

        23.1       Consent of Independent Auditors

        23.2       Consent of Counsel (Contained in Exhibit 5.1 above)

        24.1       Power of Attorney (see page II-4)